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                                                                     Exhibit 3.3


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                           GTECH HOLDINGS CORPORATION

                                    * * * * *


                                    ARTICLE I

                                     OFFICES


                  Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle/City of Dover, County of Kent, State of Delaware, or such other address as the Board of Directors may by resolution determine from time to time.

                  Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                  Section 3. Books. The books of the Corporation may be kept within or without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


                  Section 1. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman or any Co-Chairman in the absence of a designation by the Board of Directors).

                  Section 2. Annual Meetings. Annual meetings of stockholders shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.

                  Section 3. Special Meetings. Special meetings of stockholders may only be called by the Chairman or the President and shall be called by the Chairman, the President or the Secretary at the request in writing of a majority of the total number of directors of the

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                                                                     Exhibit 3.3

Corporation or the holders of record of a majority of the outstanding capital stockholders of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 4. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) A written notice of stockholders' meetings shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 5. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

                  Section 6. Voting. (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Unless otherwise provided by Delaware Law, the certificate of incorporation or these bylaws, in all matters other than the election of directors (which shall be decided by plurality vote) the affirmative vote of a majority of the outstanding capital stock of the Corporation shall be the act of the stockholders; provided, however, that with respect to any matter which has been approved by a majority of the total number of directors of the Corporation, the affirmative vote of a majority of the shares of capital stock present in person or represented by proxy at a meeting of stockholders and entitled to vote on the matter shall be the act of the stockholders.

                  (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date.

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                                                                     Exhibit 3.3

                  Section 7. Action by Consent. (a) Unless otherwise provided in the certificate of incorporation, and subject to the applicable rules of any stock exchange on which any securities of the Corporation may be listed, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                  Section 8. Organization. At each meeting of stockholders, the Chairman or any Co-Chairman or Vice Chairman of the Board, if one shall have been elected (or if the members of the Board of Directors otherwise agree, any director of the Corporation), shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

                  Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting. At such meetings, each member of the Board of Directors shall be entitled to present any matter for consideration and discussion.


                                   ARTICLE III

                                    DIRECTORS


                  Section 1. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by

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                                                                     Exhibit 3.3

or under the direction of the Board of Directors.

                  Section 2. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be such number not less than six and not more than twelve as shall be designated from time to time by resolution of the Board. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors terminated on the date of the 1993 annual meeting of stockholders; the term of the initial Class II directors terminated on the date of the 1994 annual meeting of stockholders; and the term of the initial Class III directors terminated on the date of the 1995 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1993, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall have been duly elected and qualified or until such director's earlier death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders. No person shall be eligible for election or reelection as a director of the Company after he or she has reached the age of 72; provided, however, that this limitation shall not prevent any director who is serving at such time he or she reaches the age of 72 from continuing to serve for the remainder of his or her then current term.

                  Section 3. Nomination of Directors. (a) Nominations for the election of directors may be made by the Board of Directors, a committee appointed by the Board or by a stockholder entitled to vote in the election of directors. A stockholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such stockholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation: (i) with respect to an election to be held at an annual meeting or stockholders, not later than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty days from such anniversary date, within ten days after the date the Corporation mails or otherwise gives notice of the date of such meeting), and
(ii) with respect to an election to be held at a special meeting of stockholders called for that purpose, within ten days after the date on which notice of the special meeting was first mailed to stockholders of the Corporation.

                  (b) Each stockholder's notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the stockholder who intends to make the nomination and of the person or person to be nominated, (ii) a representation that the stockholder: (1) is a holder of record of stock of the Corporation entitled to vote at such meeting, (2) will continue to hold such stock through the date on which the meeting is held, and (3) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder, (iv) such other information regarding each nominee proposed

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                                                                     Exhibit 3.3

by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such person to serve as a director.

                  (c) The officer presiding at the meeting of stockholders may declare invalid any nomination made by a stockholder which is not in compliance with the foregoing procedure, and, in such case, any votes cast in the election of directors for such person shall not be counted by the inspector(s) of election.

                  Section 4. Quorum and Manner of Acting. General Provisions. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 5. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman or any Co-Chairman or Vice Chairman in the absence of a determination by the Board of Directors).

                  Section 6. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

                  Section 7. Regular Meetings. The place and time of regular meetings of the Board of Directors shall be determined by the Board of Directors. Notice of regular meetings of the Board of Directors shall be given to each director at least seven days before the date of the meetings.

                  Section 8. Special Meetings. Special meetings of the Board of Directors may be

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                                                                     Exhibit 3.3

called by the Chairman or any Co-Chairman or Vice Chairman of the Board or the President and shall be called by the Chairman or any Co-Chairman or Vice Chairman of the Board, the President or the Secretary on the written request of any director. Notice of such special meeting shall be given to each director at least two days before the date of the meeting in such manner as is reasonably determined by the Board of Directors.

                  Section 9. Meetings. At annual, special or regular meetings of the Board of Directors, each director shall be entitled to present any matter for consideration or discussion.

                  Section 10. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

                  Section 11. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  Section 12. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 13. Vacancies. (a) Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, unless otherwise provided by the Certificate of Incorporation or resolution or resolutions adopted by the Board of Directors.

                  (b) Each director so chosen shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected, or until his earlier death, resignation or removal.

                  (c) If there are no directors in office, then an election of directors may be held in accordance with Delaware Law.

                  (d) Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors

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                                                                     Exhibit 3.3

then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

                  Section 14. Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding Securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

                  Section 15. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

                  Section 16. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist to one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or qualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution providing for the issuance of shares of stock adopted by the Board of Directors, fix any preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep a record of its meetings and report the same to the Board of Directors when requested.

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                                                                     Exhibit 3.3

                                   ARTICLE IV

                                    OFFICERS


                  Section 1. Principal Officers. The principal officers of the Corporation shall be a President, a Chairman, one or more Co-Chairman, one or more Vice Chairmen, one or more corporate Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

                  Section 2. Election, Term of Office and Renumeration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

                  Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more non-corporate Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

                  Section 4. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by the Board of Directors.

                  Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 6. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

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                                                                     Exhibit 3.3

                                    ARTICLE V

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


                  Section 1. Right to Indemnification. The Corporation shall indemnify, to the full extent permissible under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  Section 2. Payment of Expenses in Advance. Expenses incurred in defending an action, suit or proceeding referred to in Section 1 of this
Article V shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the manner and to the full extent permissible under Delaware law upon request of any person requesting indemnification under Section 1 of this Article V.

                  Section 3. Procedure. On the request of any person requesting indemnification under Section 1 of this Article V or an advance under Section 2 of this Article V, the Board of Directors or a committee thereof shall determine whether such indemnification or advance is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

                  Section 4. Other Rights. The indemnification provided by these bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, agreement, vote of stockholders or disinterested directors, or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Without limiting the generality of the foregoing, by action of the Board of Directors (notwithstanding the interest of its members in the transaction) the Corporation may enter into agreements with persons indemnified under this Article V and others providing for indemnification of and advancement of expenses to such persons by the Corporation either under the provisions of this Article V or otherwise, and, in the event of any conflict between the provisions of this Article V and the provisions of any such indemnification agreement, the provisions of such indemnification agreement shall prevail.

                  Section 5. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any

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                                                                     Exhibit 3.3

such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these bylaws.

                  Section 6. Effect; Benefit; Modification. The obligations of the Corporation to indemnify and to advance expenses to a party under the provisions of this Article V shall be in the nature of a contract between the Corporation and each such party. No amendment or repeal of any provision of this
Article V shall alter, to the detriment of such party, the right of such party to indemnification or the advancement of expenses with respect to any claim based on an actual or alleged act or failure to act which took place prior to such amendment, repeal or termination.


                                   ARTICLE VI

                               GENERAL PROVISIONS


                  Section 1. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested if no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of

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                                                                     Exhibit 3.3

Directors adopts the resolution taking such prior action.

                  (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors, may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 2. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

                  Section 3. Fiscal Year. The fiscal year of the Corporation shall commence (i) on the day after the last Saturday of the month of February in any particular calendar year and end on the last Saturday of the month of February of the next succeeding calendar year or (ii) as otherwise determined by the Board of Directors.

                  Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                  Section 5. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock, and on behalf of the Corporation to consent to any action by any such corporation without meeting.

                  Section 6. Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

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